Exhibit 2.2

        ALLIED FASHION, INC. AMENDED AND RESTATED 1999 STOCK OPTION PLAN
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                                EFFECTIVE 6-17-04
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1.      Purpose

        The purpose of this 1999 Stock Option Plan (the "Plan") is to aid Allied Fashion, Inc. (the "Company", now known as Citi Trends, Inc.), and its direct and indirect subsidiaries, in attracting and retaining key officers, managers, employees, consultants and directors by providing a means to offer them increased incentives to promote the well-being of the Company through ownership of the Company's shares ("Shares") of Common Stock, par value $0.01 (the "Common Stock").

2.      Administration

        (a) The Plan shall be administered by the Board of Directors (referred to as the "Committee"). Subject to the limitations and conditions hereinafter set forth, the Committee shall have all the powers vested in it by the terms of the Plan, including exclusive authority to (i) designate the employees, classes of employees or other persons eligible to participate in the Plan, select from among those employees to be granted awards under the Plan; (ii) to determine the size and terms of individual awards (which need not be identical) to be made to each participant selected; (iii) to determine the time when awards will be granted and to establish objectives and conditions (including, without limitation, vesting and performance conditions), if any, for awards; and (iv) to make any and all other determinations which it determines to be necessary or advisable in the administration of the Plan. The Committee shall have full power and authority to administer and interpret the Plan and to adopt, amend and revoke such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. The Committee's interpretation of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any participants in the Plan and any other employee of the Company or any of its subsidiaries. Only employees of the Company or any subsidiary of the Company shall be eligible recipients of option awards hereunder. The granting of awards, if any, and the size of such awards are purely discretionary, and no person shall have any right or privilege to be considered as a participant in the Plan, and no participant shall have any right or privilege, or be deemed to have an expectation of being recommended, for an additional award, subject to the terms of this Plan.

        (b) Only nonqualified stock options may be granted hereunder. Granted stock options will not be exercisable until vested in accordance with the provisions of Section 4 of this Plan.

3.      Shares Subject to the Plan; Other Agreements

        (a) The Shares to be sold or transferred pursuant to the exercise of options granted under the Plan shall be authorized shares of Common Stock of the Company, and may be newly issued shares or treasury shares. Subject to adjustment as provides in Section 6 hereof, the aggregate number of Shares which may be issued under the plan shall be 50,000 Shares (amended and increased to 75,000 shares on 1/18/2002). Subject to adjustment as provided in Section 6, the stock option price per Share of Common Stock issuable upon exercise of stock options granted under the Plan (the "Exercise Price"), shall be determined in the discretion of the Committee.




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        (b) As a condition of stock options being issued or awarded under the
Plan, the recipient or holder of such stock option must execute, deliver and enter into (i) a Stock Option Agreement substantially in the form of Exhibit 1, modified, as necessary, by the Committee to reflect the terms of the specific grant (the "Stock Option Agreement"), provided that no modification will be inconsistent with the provisions of this Plan and (ii) the Company's Stockholder Agreement (collectively, the "Company Agreements"), so that the Shares issuable upon exercise of the stock options will be subject to the Company Agreements. The terms and conditions of the Company Agreements are part of the Plan, are incorporated herein by reference, and will be applicable to the Shares issuable upon exercise of those stock options (but not the stock options themselves), with the same force and effect as if part of the Plan.

        (c) Stock options issued or awarded under the Plan will be evidenced by such instruments, and will be subject to such further agreements, instruments, documents and actions, as the Board shall determine, from time to time, provided that they will not be inconsistent with the provisions of this Plan.

        (d) Each stock option awarded under the Plan shall be a "nonqualified stock option" for tax purposes. Each stock option shall expire on the earlier of the date provided by the option terms or the date which is 10 years after the date of grant.

4.      Eligibility for Exercise; Vesting

        (a) The provisions described in this Section 4 govern the ability of the holder to exercise the stock options, and do not affect, or supersede, the repurchase rights described in Section 7, and the transfer restrictions and other provisions described in the Company Agreements which apply to the Shares issuable upon exercise of the stock option if such exercise is permitted by this
Section 4.

        (b) In connection with Section 4 and Section 7 hereof, the following definitions are used:

                (i) "Cause" shall mean a termination of the option holder by the Company due to

                A. Holder's conviction of, or plea of guilty or nolo contendere to, a serious felony or crime involving embezzlement, conversion of property or moral turpitude;

                B. Holder's commission of fraud, embezzlement or conversion of property, as reasonably determined by the Board of Directors based upon credible evidence;

                C. Holder's conviction of, or plea of guilty or nolo contendere to, or an administrative or judicial determination that the Holder committed a crime, fraud, or any other material violation of law involving the acquisition, use or expenditure of federal, state or local government funds;

                D. a finding by a majority of the Board of Director's of Holder's knowing breach of any of his fiduciary duties to the Company or the Company's stockholders or making of a misrepresentation or



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                        omission which breach, misrepresentation or omission
                        would reasonably be expected to materially adversely affect the business, properties, assets, condition (financial or other) or prospects of the Company; provided, that the Holder has been given notice and 30 days from such notice fails to cure the breach, misrepresentation or omission;

                E. Holder's willful and continual neglect or failure (other than by reason of death or Disability) to discharge his material duties, responsibilities or obligations prescribed any agreement between the Holder and company in the Company; provided, that the Holder has been given notice and 30 days from such notice fails to cure the neglect or failure;

                F. Holder's alcohol or substance abuse, which materially interferes with Holder's ability to discharge his duties, responsibilities and obligations; provided, that Holder has been given notice and 30 days from such notice fails to cure such abuse;

                G. Holder's material violations, with the actual knowledge of Holder, of any non-competition, confidentiality or similar agreement with the Company;

                H. any material violation, with the actual knowledge of Holder, of any obligations imposed upon Holder, personally, as opposed to upon the Company, whether as a stockholder or otherwise, under this Agreement, the Certificate of Incorporation of the Company provided, that Holder has been given notice and 30 days from such notice fails to cure such violation; or

                I. Holder's personal (as opposed to the Company's) material and knowing failure, to observe or comply with any applicable governmental regulations whether as an officer, stockholder or otherwise, in any material respect or in any manner which would reasonably be expected to have a material adverse effect in respect of the Company's ongoing business, operations, conditions, other business relationships or properties; provided, that Holder has been given notice and 30 days from such notice fails to cure the failure.

                (ii) "Change of Control" shall mean any transfer of capital stock of the Company after which any person not a shareholder of the Company on the date hereof becomes the beneficial holder of greater than 50% of all outstanding voting capital stock of the Company, other than in connection with the initial public offering of the capital stock of the Company.

                (iii) "Commencement Date" shall mean the date the option holder commenced his employment with the Company or any of its subsidiaries, but shall, in no event, be prior to April 13, 1999.

                (iv) "Determination Period" shall mean the four full fiscal quarters of the Company immediately preceding the termination of employment of the option holder.



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                (v) "Disability" shall mean the inability of the option holder to perform substantially his duties to the Company by reason of physical or mental disability or infirmity that, in the reasonable judgment of the Committee, is documented by medical evidence.

                (vi) "Sale of the Company" means any (A) merger or consolidation, (B) sale or transfer of all or substantially all of the business, assets or properties, not in the ordinary course of business,
        (C) sale or transfer of all or substantially all of the share or capital stock (D) liquidation, dissolution or winding up, (E) recapitalization or reclassification, or (F) any similar business combination or transaction having the effect of the foregoing clauses (A) through (E), in each case, of or involving the Company, in one or a series of transactions, as a result of which, in the case of clauses (A) or (B), the holders of voting securities (on a fully-diluted basis) having ordinary voting power to elect a majority of the directors of the Company immediately prior to such transaction(s) do not, immediately after such transaction(s), hold voting securities (on a fully-diluted basis) having ordinary voting power to elect a majority of the directors (or similar authorities) of the surviving or resulting corporation, purchaser or transferor, or other person acquiring the business of the Company.

                (vii) "Three Year Junior Notes" shall mean a promissory note of the Company that has a three year term, has a fixed rate of interest at the Prime Rate at the date of inception of the note, and has compounded interest annually.

                (viii) "Year" means the twelve months ending on each anniversary of the date of the option grant.

        (c) Stock options granted under the Plan in respect of any particular Year may be exercised if, and only if, the provisions of the Stock Option Agreement relating to vesting are satisfied.

        (d) As a condition to the exercise of any stock option, in whole or in part, the portion of the stock option to be exercised must be "vested". Vesting will commence as of the first day (the "Vested Date") immediately following the first anniversary of the date on which such stock options are granted. So long as the holder of the stock option is continuously employed by the Company through:

                (i) the Vested Date, 25% of the stock option will "vest" on the Vested Date;

                (ii) the first anniversary of the Vested Date, another 25% of the stock option will "vest on such date;

                (iii) the second anniversary of the Vested Date, another 25% of the stock option will "vest" on such date; and

                (iv) the third anniversary of the Vested Date, the remaining 25% of the stock option will "vest" on such date.

        Any stock options which have not vested shall automatically vest upon the consummation of a Sale of the Company or a Change of Control.



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        (e) Any unvested stock options held by any person who ceases to be employed by the Company or its subsidiaries for any reason will automatically terminate and expire, without any payment, and will be cancelled.

        (f) Unless otherwise expressly provided in the Stock Option Agreement governing a specific grant, an option holder (other than an outside director or consultant) whose employment with the Company terminates for any reason other than Cause, Disability, death, or voluntary termination may at any time within a period of 45 days thereafter exercise his or her option to the extent that such option was exercisable by him or her on the date his or her employment terminated. Unless otherwise expressly provided in the Stock Option Agreement governing a specific grant, in the event of the Disability of an option holder, stock options exercisable by him or her at the time of Disability may be exercised within 90 days thereafter. In the event of the death of a stock option holder, stock options, if any, exercisable by him or her at the time of his or her death may be exercised within 90 days thereafter by the person or persons to whom the option holder's rights under the stock option, if any, shall pass by will or by the applicable law of descent and distribution. In no event may any stock option be exercised by anyone after the final date upon which the holder of the stock option could have exercised it had such person continued in the employment of the Company until such date.

        (g) Unless otherwise expressly provided in the Stock Option Agreement governing a specific grant, if the option holder's employment is terminated for Cause at any time or voluntarily by the option holder all of such holder's stock options will upon his or her termination be considered unvested, irrespective of being previously vested, and the stock options of such holder will automatically terminate and expire without any payment.

        (h) Notwithstanding anything to the contrary in this Plan, the Company may, as to any particular option holder, provide for more or less favorable vesting requirements and provisions, from the perspective of the option holder, than provided in this Section 4 and this Plan if and to the extent expressly provided in any Stock Option Agreement herewith with such option holder.

5.      Option Period

        Each stock option granted under the Plan shall be exercisable only if vested under Section 4, and all rights to purchase Shares shall cease as of the date established by the Board of Directors at the time of the award in a manner consistent with the Plan (not later than ten years from the date hereof, subject to any earlier termination in accordance with the terms of the Plan).

6.      Changes in Common Shares

        The aggregate number of Shares for which stock options shall be granted or exercised, the maximum number of Shares which at any time may be subject to but not delivered under outstanding stock options granted to any option holder, the number of Shares subject to each outstanding option and the stock option prices per share which shall be granted to or exercised by any option holder, shall be subject to appropriate adjustment by the Board to equitably reflect any changes in the number of outstanding Shares resulting from recapitalization, stock splits, stock dividends or other change in the corporate structure of the Company, provided that no adjustments shall be made in respect of new Shares issued by the Company or Shares issued to holders of any other class of securities of the Company as a result of the conversion of such securities into Shares. Such adjustments shall be conclusive and binding for all purposes of the Plan. There are no pre-emptive rights associated with the stock options granted pursuant to the Plan.



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7.      Repurchase Provisions

        (a) With respect to each option granted, the Company, following the termination of the employment of the option holder (other than an outside director or consultant) for any reason other than Cause, shall have the right to repurchase, at fair market value as determined by the Board of Directors of the Company at the time of such repurchase, all or any portion of any Shares purchased by the option holder upon the exercise of such option, whether exercised prior to termination or subsequent to termination in accordance with the provisions of Section 4(f) above. However, the right of the Company to repurchase Shares shall not take effect with respect to any Share until the option holder shall have held such Share for six (6) months. In the event that circumstances involving Cause, as defined in Section 4 (as determined by the Committee) existed prior to the termination of the option holder, the provisions of Section 7(b) shall govern and take precedence over this Section 7(a). The purchase price for the shares to be purchased pursuant to this Section 7 is payable, at the option of the Company, in cash, Three Year Junior Notes or a combination thereof.

        (b) With respect to each option granted, following termination of the employment of the option holder for Cause, the Company may repurchase all or any portion of any Shares purchased by the option holder upon the exercise of such option, at a price per share equal to the exercise price paid.

8.      Transferability of Stock Options

        The stock options granted are non-assignable and are not transferable except by will or by the laws of descent and distribution.

9.      Amendment and Discontinuance

        The Board of Directors may, by majority vote of the members thereof, alter, amend, suspend, or discontinue the Plan. No alteration, amendment, suspension or discontinuance of the Plan may, without the consent of the holder of any outstanding stock option, adversely affect the rights of such holder under such option. Notwithstanding the foregoing, to the extent applicable law, rule, regulation, procedure or listing agreement of any national securities exchange or quotation system requires that any such amendment, suspension, or discontinuance of the Plan be approved by the stockholders of the Company, no such amendment, suspension or discontinuance shall be effective unless and until it is approved by the stockholders in such manner and to such a degree as is required.

10.     Duration

        The Plan is hereby adopted and effective as of the date indicated below, subject to approval by the Company's shareholders within 12 months of the date that the Plan is adopted. The Plan shall remain in effect until all awards made under the Plan have either been satisfied by the issuance of shares of Common Stock or been terminated in accordance with the terms of the Plan or the award.

11.     Compliance with Applicable Law and Withholding

        (a) Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue any shares of Common Stock under the Plan if such issuance would violate any



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applicable law or any applicable regulation or requirement of any securities exchange or similar entity.

        (b) Prior to the issuance of any shares of Common Stock under the Plan, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares and will not dispose of them in violation of the registration requirements of the Securities Act of 1933, as amended.

        (c) If, at any time, the Company, in its reasonable discretion, determines that the listing, registration or qualification (or any updating of any such document), of any award, or the shares of Common Stock issuable pursuant thereto, is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, any award or the issuance of shares of Common Stock pursuant to any award, such award shall not be made and the shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. The Company will use its best efforts to effect such listing, registration, or qualification.

        (d) A holder may exercise an option by giving written notice thereof prior to the option's expiration date to the Secretary of the Company at the principal executive offices of the Company. Contemporaneously with the delivery of notice with respect to the exercise of an option, the full purchase price of the Shares purchased pursuant to the exercise of the option, together with any required state or federal withholding taxes, shall be paid in cash.

        For purposes of the Plan, and except as otherwise determined by the Board, the "Market Price" of a share of Common Stock as of any date shall be equal to the closing sale price of a share of Common Stock as reported on the NASDAQ National Market System (or if the Common Stock is not traded on the NASDAQ National Market System, the closing sales price on the exchange on which it is traded or as reported by an applicable automated quotation system) (the "Composite Tape") on the applicable date or, if no sales of Common Stock are reported on such date, the closing sale price of Common Stock on the date the Common Stock was last reported on the Composite Tape (or such other exchange or automated quotation system, if applicable), or, in all other cases, the fair market value per share of Common Stock as determined by the Board of Directors of the Company.

        (e) All award and payments under the Plan which are made to employees of the Company are subject to withholding of all applicable taxes and the Company shall have the right to withhold from any such award under the Plan or to collect as a condition of any payment under the Plan, as applicable, any taxes required by law to be withheld. To the extent provided by the Committee, a holder may elect to have any distribution otherwise required to be made under the Plan to be withheld or to surrender to the Company shares of Common Stock already owned by the holder to fulfill any tax withholding obligation.

12.     No Continued Employment

        The Plan does not constitute a contract of employment or continued service, and does not otherwise alter or limit the Company's rights in respect of modifying or terminated such employment or service. Participation in the Plan will not give any holder the right to be retained in the employ of the Company or the right to continue as a director of the Company or any right or



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claim to any benefit under the Plan unless such right or claim has specifically accrued under the terms of the Plan or the terms of any award under the Plan.

13.     Treatment as a Stockholder

        Any grant to a holder of stock options under the Plan shall not create any rights in such holder as a stockholder of the Company until shares of Common Stock have been issued in the name of the holder.

14.     Other Agreements

        All stock options, and shares of Common Stock issued in respect thereof, will be subject to the Company Agreements.

15.     Applicable Laws

        The Plan shall be administered in accordance with the laws of the State of Georgia to the extent that such laws are not preempted by the laws of the United States of America.

16.     Cost and Expenses

        The costs and expenses of administering the Plan shall be borne by the Company and not charged to any award nor to any employee receiving an award.